EXHIBIT 10.3
EXECUTION VERSION

AMENDMENT NO. 3
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated as of May 11, 2023 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and Rocket Mortgage, LLC (“Guarantor” and together with the Seller, the “Seller Parties” and each a “Seller Party”).

RECITALS

Buyer and Seller Parties are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”). The Guarantor is party to that certain Guaranty, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.

Buyer and Seller Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer and Seller Parties hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting subsections (g), (n), (v) and (w) and replacing them in their entirety with the following:

(g) No Outstanding Charges. With respect to each Underlying Asset, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or (other than with respect to Underlying Assets related to Closed-End Second Lien Mortgage Loans) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Guarantor nor any originator from which Guarantor acquired any Mortgage Loan (other than Closed-End Second Lien Mortgage Loans) has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan (other than Closed-End Second Lien Mortgage Loans), except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of such Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal (if applicable) and interest thereunder.

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(n) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Seller Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of any Seller Party, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of any Seller Party, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage, other than any federal, state or local law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature restricting, limiting or otherwise establishing a moratorium on foreclosing on mortgaged properties (each, a “Foreclosure Restrictive Rule”), and subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Except with respect to HELOC Mortgage Loans and Closed-End Second Lien Mortgage Loans, the Mortgage Note and Mortgage are on forms acceptable to FHA, VA, RD, Freddie Mac or Fannie Mae. Nothing about the Mortgage Loan or the related Mortgage Loan Documents causes the Mortgage Loan to be subject to different treatment under any Foreclosure Restrictive Rule than comparable mortgage loans in the applicable jurisdiction of the related Mortgaged Property. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(v) Hazard Insurance. The Mortgaged Property (other than Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan) is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located in such amounts as required by the applicable Approved Investor and in accordance with the Seller’s underwriting guidelines and the Agency Guides, as applicable. With respect to Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan, on the origination date, such Mortgaged Property was covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located in such amounts as required by the applicable Approved Investor and in accordance with the Seller’s underwriting guidelines and the Agency Guides, as applicable. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Agency Guides. All such insurance policies (collectively, the “hazard insurance policy”) (other than hazard insurance policies relating to Closed-End Second Lien Mortgages) contain a standard mortgagee clause naming Guarantor, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee. With respect to such

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insurance policies (other than insurance policies relating to Closed-End Second Lien Mortgages), (i) no notice of reduction, termination or cancellation has been received by any Seller Party and (ii) all premiums on such insurance policy have been paid. The related Mortgage (other than Closed-End Second Lien Mortgages) obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor (other than Mortgagors of Closed-End Second Lien Mortgages) has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy (other than any hazard insurance policy related to Closed-End Second Lien Mortgages) is in full force and effect and no Seller Party has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party, in any case to the extent it would impair coverage under any such policy.

(w) Title Insurance. The Mortgage Loan is covered either by (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans, in the area where the Mortgaged Property is located, or (ii) a valid and enforceable title insurance policy, commitment to issue such title insurance policy or, solely with respect to Closed-End Second Lien Mortgage Loans, a property report that includes a title insurance wrapper, which title insurance policy or title insurance wrapper, as applicable, insures (or will insure) that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the Mortgaged Property therein described and that such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (or with respect to a Closed-End Second Lien Mortgage Loan or second-lien HELOC Mortgage Loan, the priority over the second lien of the Mortgage (other than, for the avoidance of doubt, any first lien of the Mortgage that has been disclosed to Buyer)), subject only to the exceptions contained in subpart (r) of this Exhibit L, and is otherwise in compliance with the requirements of the applicable Approved Investor. Guarantor, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including any Seller Party, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without

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limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party, in any case to the extent it would impair the coverage of any such policy.

SECTION 2. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller Parties.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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SECTION 8. Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that the Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By: /s/ Adam Robitshek
Name: Adam Robitshek
Title: Director

Signature Page to Amendment No. 3 to A&R Master Repurchase Agreement (BANA/Rocket)

RCKT MORTGAGE SPE-A, LLC, as Seller

By: /s/ Brian Brown
Name: Brian Brown
Title: Assistant Treasurer

ROCKET MORTGAGE, LLC, as Guarantor

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

Signature Page to Amendment No. 3 to A&R Master Repurchase Agreement (BANA/Rocket)